AMENDMENT TO

PURCHASE AND CONTRIBUTION AGREEMENT

AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT (this “Amendment”) dated as of June 5, 2007, among Ferro Corporation, an Ohio corporation, and Ferro Electronic Materials Inc., a Delaware corporation (collectively, the “Sellers”) and Ferro Finance Corporation, an Ohio corporation (the “Purchaser”).

PRELIMINARY STATEMENTS.

(A) The Sellers and the Purchaser entered into a Purchase and Contribution Agreement dated as of September 28, 2000, as heretofore amended (the “PCA”). Capitalized terms not defined herein are used as defined in the PCA.

(B) The parties hereto desire to amend certain provisions of the PCA.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Amendments to PCA. Upon effectiveness of this Amendment, as provided in Section 2 below:

(a) Clause (i) of the definition of “Eligible Receivable” set forth in Section 1.01 of the PCA is amended and restated to read in its entirety as follows:

(i) the Obligor of which is a resident of the United States (including, without limitation, Puerto Rico), Canada, an Approved OECD Country or an Other Approved Jurisdiction, provided that (A) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Approved OECD Country or an Other Approved Jurisdiction may not exceed an amount equal to two times the aggregate of the Loss Reserves for all Receivable Interests at such time (as each such term is defined in the Sale Agreement), (B) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Other Approved Jurisdiction may not exceed an amount equal to the aggregate of the Loss Reserves for all Receivable Interests at such time (as each such term is defined in the Sale Agreement), (C) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of Japan may not exceed $5,000,000, (D) after August 3, 2007, no Receivable with respect to which the billing address of the related Obligor as indicated in the related Contract or invoice is in any State set forth in Exhibit H (any such State, a “Subject State”) which Receivable otherwise meets the requirements of this definition shall be an Eligible Receivable unless the Seller of such Receivable shall have submitted to and filed with and paid to the Subject State all items and amounts necessary for such Seller to be duly qualified to do business in good standing in the applicable Subject State, and (E) with respect to each country which is an Other Approved Jurisdiction, the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of such country may not exceed (1) 5% of the then outstanding Capital under the Sale Agreement, at any time that the sovereign long-term debt rating of such country is at least A by S&P and at least A2 by Moody’s, and (2) 3.3% of the then outstanding Capital under the Sale Agreement, at any time that the sovereign long-term debt rating of such country is not at least A by S&P and at least A2 by Moody’s;

(b) Clause (iii) of the definition of “Eligible Receivable” set forth in Section 1.01 of the PCA is amended by deleting the percentage “10%”, and replacing it with the percentage “15%”.

(c) Clause (v) of the definition of “Eligible Receivable” set forth in Section 1.01 of the PCA is amended by deleting each occurrence of the number “30” therein, and inserting the number “60” in lieu thereof in each case.

(d) Section 1.01 of the PCA is amended by inserting each of the following defined terms in alphabetical order:

“State” means one of the fifty states of the United States or the District of Columbia.

“Subject State” has the meaning specified in the definition of “Eligible Receivable” set forth above.

(e) Section 4.01(a) of the PCA is amended and restated to read in its entirety as follows:

(a) Such Seller is a corporation duly incorporated, validly existing and in good standing, in each case under the laws of the applicable jurisdiction set forth in Exhibit F hereto (as such Exhibit F may be amended from time to time pursuant to Section 5.01(b)) and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (other than, with respect to Ferro Corporation, the Subject States, provided, that, Ferro Corporation shall promptly obtain such qualification in each of the Subject States, and in any event by December 31, 2007), unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Purchaser hereunder, (ii) the collectibility of the Transferred Receivables, or (iii) the ability of the Seller or the Collection Agent to perform their respective obligations hereunder.

(f) Section 4.01(f) of the PCA is amended by deleting each occurrence of the date “December 31, 2004” therein, and inserting the date “December 31, 2006” in lieu thereof in each case.

(g) Section 4.01(g) of the PCA is amended and restated to read in its entirety as follows:

(g) There is no pending or, to the Seller’s knowledge, threatened action, investigation or proceeding affecting such Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Seller and its consolidated subsidiaries, when taken as a whole, or the ability of such Seller to perform its obligations under this Agreement or any other document to be delivered by it hereunder, or which purports to affect the legality, validity or enforceability of this Agreement or any other document to be delivered by it hereunder.

(h) Section 4.01(n) of the PCA is amended and restated to read in its entirety as follows:

(n) Such Seller is not known by and does not use any tradename or doing-business-as name, other than, with respect to Ferro Corporation, as set forth in Exhibit I hereto, as such Exhibit I may be amended from time to time to remove any tradenames or doing-business-as names upon request of the Sellers with the prior written approval of the Purchaser.

(i) Section 4.01(s) of the PCA is amended and restated to read in its entirety as follows:

(s) Such Seller has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns (other than with respect to such state and local tax returns for the tax year 2005, provided, that, such Seller shall file such state and local tax returns, and pay any outstanding amounts thereunder, by December 31, 2007) and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than (x) any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with generally accepted accounting principles).

(j) Section 5.01(k) of the PCA is amended by (i) renumbering subclause (iv) thereof as subclause (vi), and (ii) inserting the following new subclauses (iv) and (v) immediately following subclause (iii) thereof:

(iv) promptly, and in any event within five Business Days of such event, written notice of such Seller no longer being qualified to do business, or in good standing, in any jurisdiction set forth in Exhibit F hereto (as such Exhibit F may be amended from time to time pursuant to Section 5.01(b)) or any other jurisdiction where the nature of its business requires it to be so qualified;

(v) with respect to Ferro Corporation, promptly, and in any event within two Business Days of the reinstatement of Ferro Corporation’s qualification to do business and good standing in any Subject State, a certificate as to the good standing of Ferro Corporation from the Secretary of State or other applicable official of such Subject State; and

(k) The exhibits to the PCA are amended by inserting an Exhibit H and an Exhibit I immediately following Exhibit G to the PCA, in the form of Exhibit H and Exhibit I, respectively, attached to this Amendment.

SECTION 2. Effectiveness. This Amendment shall become effective at such time that executed counterparts of this Amendment and the Confirmation of Undertaking Agreement attached hereto have been delivered by each party hereto to the other parties hereto and Citicorp North America, Inc., as Agent, has executed and delivered the consent on the signature page hereto.

SECTION 3. Representations and Warranties. Each Seller makes, as to itself, each of the representations and warranties contained in Section 4.01 of the PCA (after giving effect to this Amendment), except to the extent that such representations and warranties speak specifically to an earlier date, in which case such Seller represents and warrants that they shall have been true and correct as they relate to such Seller on such date, and for the purpose of making such representations and warranties, each reference in Section 4.01 of the PCA to “the Agreement” shall include this Amendment.

SECTION 4. Confirmation of PCA. Each reference in the PCA to “this Agreement” or “the Agreement” shall mean the PCA as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, the PCA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their authorized officers thereunto duly authorized, as of the date first above written.

SELLER:	FERRO CORPORATION By:

Name:
Title:

SELLER:	FERRO ELECTRONIC MATERIALS INC. By:

Name:
Title:

PURCHASER:	FERRO FINANCE CORPORATION By:

Name:
Title:

Pursuant to Section 5.01(m) of the Sale Agreement, Citicorp

North America, Inc., as Agent under the Sale Agreement,

consents to the foregoing Amendment to Purchase and

Contribution Agreement.

CITICORP NORTH AMERICA, INC., as Agent

By:

Name: Junette M. Earl Title: Vice President